Exhibit 23.1

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (File No. 333-161882) of our report dated May 15, 2012, relating to the financial statements of COPsync, Inc. as of and for the year ended December 31, 2011 (which report expressed an unqualified opinion on the financial statements appearing in this annual report on Form 10-K of COPsync, Inc.).

/s/  PMB Helin Donovan, LLP

Dallas, Texas
May 15, 2012